Exhibit 10 (a)

SECOND AMENDMENT
TO THE
BANK OF AMERICA PENSION RESTORATION PLAN
(AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2009)

Instrument of Amendment

THIS INSTRUMENT OF AMENDMENT (the “Instrument”) is executed by BANK OF AMERICA CORPORATION, a Delaware corporation with its principal office and place of business in Charlotte, North Carolina (the “Company”).

Statement of Purpose
By this Instrument, the Company is amending the Bank of America Pension Restoration Plan (Amended and Restated Effective January 1, 2009) (the “Plan”) to reflect relevant changes resulting from the freeze of The Bank of America Pension Plan. The Company has reserved the right in Section 4.1 of the Plan to amend the Plan in whole or in part, on its own behalf and on behalf of its affiliated companies that participate in the Plan.
NOW, THEREFORE, the Company hereby amends the Plan effective as of June 30, 2012:
1.    Section 1.14 of the Plan is hereby amended to read in its entirety as follows:
“1.14    Delink Calculation Date
The date determined by the Global Human Resources Group that is not more than 75 days after the Participant's Termination of Employment; provided, however, that with respect to a Participant who is an Employee on October 1, 2012, the Delink Calculation Date is a date determined by the Global Human Resources Group that is not later than April 30, 2013.”

2.    Section 1.25 of the Plan is hereby amended to read in its entirety as follows:
“1.25    Restoration Credit

The amount credited to a Participant's Restoration Account pursuant to Section 2.2(b).”

3.    The title to Section 2.2(b)(ii) is hereby amended to read “Amount of Restoration Credits for Plan Years before 2012:”.

4.    A new paragraph (iii) is hereby added to Section 2.2(b) of the Plan to read in its entirety as follows:

“(iii)
Amount of Restoration Credits for 2012: The Restoration Account of each Participant shall be credited with a Restoration Credit for 2012, the amount of which shall be equal to the lesser of Amount A or Amount B, where:

(A)
Amount A equals the amount of Restoration Credits described in paragraph (ii) of this subsection but based only on the compensation credits that would have been allocated to the Participant's 'account' under the Basic Plan if amounts described in clauses (ii), (iii) and (iv) of paragraph (ii) of this subsection included only such amounts paid before July 1, 2012; and

(B)
Amount B equals the compensation credits that would have been allocated to the Participant's account based on the excess of $250,000 over (I) 'compensation' under the Basic Plan through June 30, 2012 and (II) 'ACC-eligible compensation' from July 1, 2012 through December 31, 2012 under the Savings Plan; provided, however, that, if a Participant has a Termination of Employment in 2012 after June 30, 2012, the 'ACC-eligible compensation' described in clause II of this subparagraph shall be considered in determining the Participant's Restoration Credit for 2012 only if the Participant's Termination of Employment (i) occurs when the Participant meets the requirements for Rule of 60, (ii) is because of an involuntary termination of employment by an Affiliated Group Member that entitles the Participant to severance pay under the Bank of America Corporate Severance Program, (iii) is in connection with a divestiture by the Company or any Affiliated Group Member, or (iv) is a result of the Participant's death.”

5.    Section 2.3(d)(i) of the Plan is hereby amended to read in its entirety as follows:

“(i)
Any portion of a Legacy West Participant's Restoration Account attributable to benefits accruing before July 1, 1985 is not directable and is not subject to the rules regarding Restoration Account adjustments described in subsections (a) and (b) of this Section, but shall instead be credited with interest at the rate described in subparagraphs (A) and (B) of this Paragraph as follows:

2

(A)	a rate of 11% until the earlier of the Legacy West Participant's Delink Calculation Date or June 30, 2012; and

(B)	For a Legacy West Participant with a Delink Calculation Date after June 30, 2012, a rate of 8% for periods after June 30, 2012 until the Legacy West Participant's Delink Calculation Date.”

6.    A new paragraph (v) is hereby added to Section 2.4(c) to read in its entirety as follows:

“(v)
For purposes of determining Amount A in paragraph (i) of this subsection and notwithstanding any provision of this Section or the Plan to the contrary, no compensation paid after June 30, 2012 shall be taken into account.”

IN WITNESS WHEREOF, Bank of America Corporation, on behalf of all of the Participating Employers, has caused this Instrument to be duly executed on the 29 day of June, 2012.
BANK OF AMERICA CORPORATION

By: /s/ Mark S. Behnke
Mark S. Behnke
Global Compensation, Benefits and
Shared Services Executive

3